--------------------------------------------------------------------------------
      As filed with the Securities and Exchange Commission on June 30, 2004
                           Registration No.333-110057


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459
                          -----------------------------


                                    FORM SB-2

                                 AMENDMENT NO.2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                           CALIFORNIA CLEAN AIR, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

        NEVADA                       7549                        75-3090496
        ------                       ----                        ----------
(State of Incorporation)   (Primary Standard Industrial       (I.R.S. Employer
                            Classification Code Number)      Identification No.)

                         3790 Via de la Valle, Suite 103
                            Del Mar, California 92014

                                 (760) 494-6497
--------------------------------------------------------------------------------
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES
                        AND PRINCIPAL PLACE OF BUSINESS)

                                 Robert McNeely
                                702 Stafford Way
                              Carson City, NV 89701
                                 (775) 887-1230
--------------------------------------------------------------------------------
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                            ROBERT C. LASKOWSKI, ESQ.
                           520 S.W.YAMHILL, SUITE 600
                             PORTLAND, OREGON 97204
                                 (503) 241-0780

--------------------------------------------------------------------------------
         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                                 Proposed
                                                 Maximum        Proposed
                                Amount of        Offering       Maximum         Amount of
Title of each class of          Shares to be     Price Per      Aggregate       Registration
securities to be registered     Registered       Unit(1)        Price(1)        Fee
---------------------------------------------------------------------------------------------------
Common Stock                    2,000,000        $1.00(2)     $ 2,000,000       $ 253.00
---------------------------------------------------------------------------------------------------

TOTAL . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 253.00
---------------------------------------------------------------------------------------------------

         (1) Estimated solely for the purpose of calculating the registration fee.

         (2) The offering price set forth has been arbitrarily determined by the Company.
--------------------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                           CALIFORNIA CLEAN AIR, INC.

                              Cross Reference Sheet
        Showing Location in the Prospectus of Items Required by Form SB-2

Item Number and Caption                                Heading in Prospectus
--------------------------------------------------------------------------------
1.   Forepart of the Registration Statement and
       Outside Front Cover Page of Prospectus          Prospectus Cover Page

2.   Inside Front and Outside Back Cover Pages
       of Prospectus                                   Inside Front and Outside Back
                                                         Cover Pages of Prospectus

3.   Summary Information and Risk Factors              Prospectus Summary; Risk Factors


4.   Use of Proceeds                                   Prospectus Summary;
                                                         Use of Proceeds

5.   Determination of Offering Price                   Plan of Distribution

6.   Dilution                                          Dilution

7.   Selling Security Holders                          Principal and Selling Shareholders

8.   Plan of Distribution                              Plan of Distribution

9.   Legal Proceedings                                 Inapplicable

10.  Directors, Executive Officers, Promoters
       and Control Persons                             Management

11.  Security Ownership of Certain Beneficial
       Owners and Management                           Principal and Selling Shareholders

12.  Description of Securities                         Description of Capital Stock

13.  Interest of Named Experts and Counsel             Inapplicable

14.  Disclosure of Commission Position on
       Indemnification                                 Inapplicable

15.  Organization Within Last Five Years               Business

16.  Description of Business                           Business

17.  Management's Discussion and Analysis
       or Plan of Operation                            Plan of Operation

18.  Description of Property                           Business

19.  Certain Relationships and Related
       Transactions                                    Business; Certain Transactions


20.  Market for Common Equity and Related
       Stockholder Matters                             Description of Capital Stock

21.  Executive Compensation                            Management

22.  Financial Statements                              Reports of Independent Certified
                                                         Public Accountant; Financial
                                                         Statements
23.  Changes and Disagreements with
       Accountants on Accounting and
       Financial Disclosure                            Report of Independent Certified
                                                         Public Accountant; Financial
                                                         Statements

                                   PROSPECTUS

                           CALIFORNIA CLEAN AIR, INC.

                        2,000,000 SHARES OF COMMON STOCK
                             PRICE PER SHARE: $1.00

         California Clean Air, Inc. is offering 2,000,000 shares of common stock. This is our initial public offering and no public market currently exists for our shares. The price for the common stock of $1.00 was arbitrarily determined by our Board of Directors. The common stock will be offered by us on a continuous basis until all shares being offered are subscribed for or until the offering is terminated, whichever first occurs, but will not extend beyond two years from the date of this Prospectus. As soon as possible after the completion of the offering, we will apply to the OTC Bulletin Board for the listing of the common stock.

         We have engaged in limited operations to date and consequently we have limited revenues from operations.
                    ----------------------------------------

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 5.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
================================================================================
                                       Underwriting
                    Price to           Discounts and          Proceeds to
                    Public (1)         Commissions (2)        Company (3)
--------------------------------------------------------------------------------

Per Share            $1.00                  -0-               $ 2,000,000
--------------------------------------------------------------------------------

TOTAL                $1.00                  -0-               $ 2,000,000
================================================================================

(1) There is no established public market for our common stock as this time. Consequently, the price per share for our common stock has been arbitrarily determined by us.

(2) We will not use the services of an underwriter or selling agent for the offering of our Common Stock. The offering will be conducted on a best efforts basis by our executive officers and directors. We will not pay any commissions or other compensation on the sales of the common stock.

(3) Before the payment of expenses which we estimate to be approximately $50,000. These expenses will be paid out of the proceeds of the offering.


                The date of this Prospectus is ___________, 2004

            The information is this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                 PAGE                                       PAGE

Prospectus Summary                3     Business                             13
Selected Financial Data           5     Management                           20
Risk Factors                      5     Related Party Transactions           22
Special Note Regarding Forward-         Principal Shareholders               23
   Looking Statements             8         Description of Capital Stock     24
Use of Proceeds                   9     Shares Eligible for Future Sale      25
Dividend Policy                   9     Plan of Distribution                 26
Capitalization                   10     Legal Proceedings                    27
Dilution                         11     Legal Matters                        27
Plan of Operation                12     Experts                              27
                                        Additional Information Available
                                            to You                           27
                                        Index to Financial Statements        28


              ----------------------------------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THE PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                               PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information regarding California Clean Air, Inc. and our financial statements and notes to those statements appearing elsewhere in this Prospectus.

                                   THE COMPANY

         We are a development stage company. We are in the business of owning and operating "test- only" vehicle emissions inspection facilities under the Smog Check II program adopted in the State of California. As a result of the federal Clean Air Act of 1990, the State of California adopted its Smog Check II program designed to reduce vehicle emissions pollution through the establishment of emissions inspection facilities and mandating periodic emissions testing by all vehicle owners. "Test-Only" vehicle emissions inspection facilities are privately-owned and operated stations which are authorized to conduct only the emissions test and are not permitted to make any vehicle repairs. Our current inspection facilities are located in Lemon Grove and Escondido, California, respectively.


         We conduct our business through our wholly-owned subsidiary, Smog Centers of California LLC, of which we are the only member. As the only member of Smog Centers of California, LLC, we have complete control over the business of our wholly-owned subsidiary and we will receive periodic distributions and allocations of cash flow and operating profits.


         At this time, Smog Centers of California LLC has had very limited revenues from operations. Most references to our business will apply directly to the emissions inspection facilities and the business of Smog Centers of California.


         We were originally incorporated in Delaware on June 2, 2000 under the name of Breakthrough Technology Partners I, Inc. Breakthrough Technology Partners I, Inc. was a "Blank Check" Company as that term is defined in Regulation C of the Securities Act of 1933. From June 2, 2000 Through March 18, 2003, the Sole Shareholder of Breakthrough Technology Partners I, Inc. was Dotcom Internet Ventures Ltd. the Principal of Dotcom Internet Ventures Ltd. was William Tay. On March 19, 2001, Joy Livingston and Daniel M. Smith became the controlling shareholder of Breakthrough Technology Partners I, Inc. We never commenced any business under our original name. Effective December 18, 2002, we reincorporated in the State of Nevada under our current name pursuant to an Agreement and Plan of Merger with California Clean Air, Inc. dated December 18, 2002. The sole purpose for the merger was to change our legal domicile from Delaware to Nevada. ON JANUARY 9, 2003, Daniel M. Smith transferred all of his shares of common stock of California Clean Air, Inc. to our registered agent on Nevada is Robert McNeely, 702 Stafford Way, Carson City, Nevada 89701. Our registered agent in California is Jennifer Quayle, Attorney at Law, 3790 Via de la Valle, Suite 103, Del Mar, California 92014.


         Smog Centers of California LLC was organized as an Oregon limited liability company on November 21, 2002. It is registered to do business in California effective December 10, 2002. We are the sole member of Smog Centers of California LLC through the ownership of all of the outstanding ownership interests. Mr. Stephen D. Wilson, our President, is the manager of Smog Centers of California LLC.

         Our principal executive and administrative offices and those of Smog Centers of California, LLC are located at 3790 Via de la Valle, Suite 103, Del Mar, California 92014.


                                      THE OFFERING

Common Stock offered:                   2,000,000 Shares

Price per Share                         $1.00


Duration of Offering:                   On a continuous basis until all shares
                                        being offered are subscribed for or
                                        until the offering is terminated,
                                        whichever first occurs, but will not
                                        extend beyond two years from the date of this Prospectus.


Common Stock to be outstanding
after the offering:                     3,000,000 Shares

Use of Proceeds:                        Purchase and development of additional
                                        vehicle emissions inspection facilities;
                                        purchase of testing and
                                        telecommunications equipment; hire
                                        administrative and technical personnel
                                        and general working capital.

Proposed OTC Bulletin Board
Stock Symbol:                           To be determined.

                       SUMMARY OF SELECTED FINANCIAL DATA

         You should read the selected financial date set forth below with "Plan of Operation" and our consolidated financial statements and the related notes included elsewhere in this Prospectus. The statement of operations data set forth below for the fiscal year ended December 31, 2003 and 2002 and the three-months ended March 31, 2004 and March 31, 2003 and the balance sheet data as of December 31, 2003 and 2002 and the three -months ended March 31, 2004 and March 31, 2003 have been derived from financial statements elsewhere in this Prospectus.

                                                     3 MONTHS ENDED                     YEARS ENDED
                                                  MARCH 31       MARCH 31               DECEMBER 31
                                                ---------------------------       -----------------------
STATEMENT OF OPERATIONS DATA:                       2004           2003             2003           2002
---------------------------------------------   ------------   ------------       ----------   ----------
    Operating Income                               $48,963            -0-          $27,503          -0-

    General and
    Administrative Expenses                        106,452         16,980          212,528       23,110

    Net Loss                                       (82,716)       (16,980)        (211,600)     (23,130)

    Loss Per Common Per Share                         (.08)         (.003)            (.08)        (.00)

    Weighted Average
    Common Shares Outstanding                    1,000,000      5,000,000        2,621,918    5,000,000

BALANCE SHEET DATA:                            MARCH 31, 2004                        DECEMBER 31, 2003

   Total Assets                                   $107,021                              $ 107,647
   Total Liabilities                               450,868                                368,778
   Long Term Liabilities                           367,339                                296,744

   Shareholders' Equity (Deficit)                 (343,847)                              (261,131)


                                  RISK FACTORS

         This offering and an investment in our common stock involve a high degree of risk. You should carefully consider the following material risk factors and the other information in this Prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks.

         RISKS RELATED TO OUR BUSINESS


         WE HAVE A VERY LIMITED OPERATING HISTORY UPON WHICH TO EVALUATE OUR BUSINESS AND TO FORECAST OUR FINANCIAL RESULTS.


         We have had very limited revenues from operations to date. Our activities and the activities of Smog Centers of California LLC have been limited to developing our business plan, locating and acquiring our initial smog check facility and establishing our second facility and as a result we have a limited history upon which an investor may evaluate our business and prospects. Our potential for future profitability must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These include the risk that revenues from operations may not be sufficient to meet administrative and operating expenses; that those expenses may be greater than anticipated; that the costs of acquiring and establishing new smog check facilities may be greater than anticipated; and competition from other operators of smog check facilities with greater financial resources than us. We may not successfully address these risks. If we do not successfully address these risks, our business will be seriously harmed. As a result of our limited operating history, it is difficult to forecast our total revenues, leasing and labor costs and other financial and operating data. We have a limited amount of meaningful historical data from other emissions test centers upon which to base planned expenses. Operating revenues are difficult to forecast because they generally depend on the number of motor vehicles that will require smog inspection testing in the geographical areas of our facilities. As a result, we may not be able to make accurate financial forecasts. This inability to accurately forecast our results could cause our profitability in a given quarter to be less than expected.

         OUR  MANAGEMENT  HAS  HAD NO  PRIOR  EXPERIENCE  IN  VEHICLE  EMISSIONS
TESTING.

         Our executive management have had no prior experience in operating and managing vehicle emissions test centers. As a result, it will be necessary for us through Smog Centers of California LLC to hire experienced managers and other employees to operate our test facilities. If we are unable to hire such experienced managers and other employees, our business could be seriously harmed because we may not have the technical and administrative personnel to implement our business plan and to perform the highly technical aspects of vehicle emissions testing. Our future success depends on our ability to attract and retain highly qualified licensed technical personnel. Competition for such personnel could be intense. It will be necessary for us to coordinate and manage various emissions test centers in multiple, geographically distant locations and to establish and maintain adequate management and information systems and financial controls. Our failure to successfully address these factors could inhibit our growth.

         WE MAY INCUR UNEXPECTED COSTS OR FACE SUBSTANTIAL DELAYS FINDING ADEQUATE FACILITIES FOR OUR EMISSIONS TEST CENTERS, WHICH COULD HURT OUR BUSINESS.

         Our business depends on our ability to locate and purchase or lease suitable sites for our vehicle emissions test centers. We may be unable to find adequate facilities to lease that meet our timing, location and cost expectations. Even if we are able to locate adequate facilities, we may face additional delays and costs in negotiating and reviewing lease agreements, examining the site for compliance with governmental regulations, such as zoning and environmental compliance and procuring necessary permits and licenses for our operations. If we incur significant unexpected costs or face substantial delays in finding adequate facilities for our test centers, we may never achieve profitability.

         OUR BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.


         Our business is significantly affected by the State of California's Smog Check II program which mandates that a certain percentage of registered motor vehicles be subject to smog check testing. The state's regulatory requirements are impacted by federal clean air laws. Since the inception of California's Smog Check II program, the state's population and the number of registered motor vehicles has increased. If federal and state clean air regulations are eliminated or reduced, our business would be adversely affected because of the elimination or reduction of vehicles emissions testing. We believe that a reduction or elimination of emissions testing is highly unlikely. Although environmental laws and regulations play a significant role with respect to our revenues, compliance by us with environmental laws is not a significant factor in our operations because we do not handle or dispose of hazardous or environmentally sensitive materials. Vehicle emissions test centers are subject to extensive regulation by the State of California Bureau of
Automotive Repair, under the Department of Consumer Affairs, which was established by the California legislature for the enforcement and administration of its vehicle emissions inspection program. The Bureau of Automotive Repair has adopted rules and regulations with which we will be required to comply. These rules and regulations require, among other things, that all emissions test centers obtain a state license and that all smog check technicians obtain their own licensing. The rules and regulations also impose fines and penalties for any compliance failures. It will be necessary for us to be familiar with these rules and regulations and to establish compliance procedures in all of our facilities. The failure to comply with any of these rules and regulations will subject us to investigations and the imposition of fines and penalties which could affect our business significantly by possibly suspending or revoking our license or the license of our smog check technicians for failure to meet or maintain the standards prescribed for qualification, equipment, performance or conduct. In addition, our regulatory relationship with the Bureau of Automotive Repair may be adversely affected.


         RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK

         LACK OF AN UNDERWRITER.

          We are not employing the services of an underwriter in connection with the offering of our common stock. We will use our best efforts to offer and sell our common stock through our executive officers and our directors. There is no assurance that we will sell all or any of the Common Stock being offered. Any delay in the sale of our common stock in this offering could cause a delay in implementing our business plan.

         THERE IS NO MINIMUM OFFERING ESTABLISHED.

         We have not established any minimum offering amount for this offering and as a result, we will be able to utilize any and all proceeds received immediately and therefore no investor will have their money returned. In addition, the proceeds we may receive from the offering may be inadequate to meet our financial requirements to successfully implement our business plan. In such an eventuality, we may be required to obtain additional capital from other sources. No such other sources of capital are currently identified.

         YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

         The initial public offering price of our common stock is substantially higher than the book value per share of the outstanding common stock immediately after this offering. Accordingly, if you purchase shares of common stock in this offering, you will suffer immediate and substantial price dilution. In addition, the issuance or exercise of any future options or warrants to purchase our capital stock, or the conversion of any preferred stock into our common stock, could be dilutive to purchasers of shares in this offering.


         THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK AND YOU MAY BE UNABLE TO RESELL YOUR SHARES.


         Before this offering, there has not been a public market for our common stock and an active trading market for our common stock may not develop or be sustained after this offering.

         SUBSTANTIAL FUTURE SALES OF SHARES MAY IMPACT THE MARKET PRICE OF OUR COMMON STOCK.

         If our stockholders sell substantial amounts of our common stock, including any shares issued upon the exercise of any future options or warrants or common stock issued upon conversion of any outstanding preferred stock, the market price of our common stock may fall. Such sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and place that we deem appropriate.

         AFTER THIS OFFERING, OUR CURRENT SHAREHOLDERS WILL CONTROL THE VOTING POWER OF OUR OUTSTANDING CAPITAL STOCK AND COULD PREVENT OR DELAY CORPORATE ACTION.

         After this offering, our two current shareholder will control the voting power of our outstanding capital stock through their respective holding of our Series A Convertible Preferred stock which has 10 votes for each share. As a result, these shareholders are able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

                YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS

         This Prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from any future results. Although we believe that the expectations reflected in the forward-looking statements are reasonable as of the date of this Prospectus, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

         Assuming we sell all of our common stock being offered, we will receive gross proceeds of $2,000,000. From those proceeds, we will first pay the costs and expenses of the offering which are estimated to be $50,000.00. The remaining proceeds will be used to make the capital contribution to our affiliated company, Smog Centers of California LLC, which will in turn use the funds to acquire or lease locations, purchase the required emissions testing equipment, hire technicians and other personnel and purchase office equipment such as computer and telecommunications systems. Some funds will be retained for working capital purposes. The following table describes in greater detail the proposed use of proceeds based on various percentages of gross proceeds raised from the offering.

                                           25%             50%          75%           100%
Gross Proceeds                         $500,000      $1,000,000     $1,500,000     $2,000,000

Offering expenses:                       50,000          50,000         50,000         50,000
Smog test equipment, lease expenses,
leasehold improvements, office
equipment:                              150,000(a)      620,000(b)   1,205,000(c)   1,870,000(d)

Working Capital                         300,000         330,000        245,000         80,000

(a) Assumes the startup of 10 new stations at a cost of $15,000 per station;
(b) Assumes the startup of 12 new stations at a cost of $15,000 per station and the acquisition of 4 existing stations at $110,000 per station;
(c) Assumes the startup of 7 new stations at a cost of $15,000 per station and the acquisition of 10 existing stations at a cost of $110,000 per station;
(d) Assumes the acquisition of 17 new stations at a cost of $110,000 per station.

                                 DIVIDEND POLICY


         We intend to pay dividends to our shareholders from the distributions to be made to us by Smog Centers of California LLC. We are dependent on the distributions from Smog Centers of California LLC in order to have the funds necessary to pay dividends. Though we control the affairs of Smog Centers of California, LLC and therefore are able to decide when it will make distributions to us, we cannot predict when dividends will be paid or the amount and frequency of those dividends. Factors that we may consider in determining when dividends will be paid to our shareholders and the amount of any such dividend include, among other things, our cash requirements to sustain operations; our profitability; and our capital commitments for the development of additional smog testing stations.

                                 CAPITALIZATION


         The following table sets forth our capitalization as of March 31, 2004. You should be read this table in conjunction with "Plan of Operation" beginning on page 11 of this Prospectus and our consolidated financial statements and related notes beginning on page F-1 of this Prospectus.


Shareholders Equity:

Preferred Stock, $0.001 par value,                              $ 4,000
20,000,000 authorized,
4,000,000 outstanding

Common Stock, $0.001  par value,
100,000,000 authorized,                                         $ 1,000
1,000,000 outstanding

Additional paid-in capital                                          -

Total shareholder equity ( deficit)                           ( 343,847)
                                                                -------

                                    DILUTION


         Our net tangible book value as of December 31, 2003 was ($ 261,131) or ($0.26) per share of common stock. Net tangible book value per common share represents the amount of our total tangible assets less total liabilities divided by the number of shares of common stock issued and outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of common stock immediately after the completion of this offering, assuming the conversion of all outstanding shares of Series A Convertible Preferred Stock into common stock. After giving effect to the sale of 2,000,000 shares of common stock in this offering and after deducting estimated offering expenses, our net tangible book value at December 31, 2003 would have been $1,688,869,or approximately $0.24 per share. This represents an immediate an increase in the net tangible book value of $0.50 to our existing shareholders and an immediate dilution of $0.76 per share to new investors purchasing shares in this offering. The following table illustrates this dilution on a per share basis.

         Assumed initial public offering price per share................$  1.00
           Net tangible book value per share as of December 31, 2003.$ (0.26)
           Increase per share attributable to new investors..........$  0.50

         Adjusted net tangible book value per share after this offering.   0.24

         Dilution per share to new investors............................$  0.76

         The following table sets forth, as of December 31, 2003, the differences between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and by new investors:

                      Shares Purchased                 Total Consideration           Average
                      ----------------                 -------------------          Price per
                  Amount           Percentage        Amount          Percentage       Share
                  ------           ----------        ------          ----------       -----
Existing
  Shareholders    1,000,000         33 1/3 %         $1,000              -           $0.001

New Investors     2,000,000         66 2/3 %         $2,000,000        100 %         $1.00

                                PLAN OF OPERATION


         From inception until September 2003, we did not have any formal business operations and no revenues from operations. All activities during that time were devoted toward identifying business opportunities. All expenses from inception to September 2003 consisted of organizational and regulatory compliance costs, which have been advanced by Daniel M. Smith, the husband of one of our controlling shareholders, and our President, Stephen D. Wilson. These advances are reflected in our financial statements as "payable to related party" in the amount of $ 337,232 as of March 31, 2004. These advances are non-interest bearing and are due on demand. Mr. Smith and Mr. Wilson have each agreed not to demand repayment until sufficient funds are available from either this offering or from revenues derived from operations.

         As of March 31, 2004, we had minimal cash on hand in the amount of $6,864. Currently, there are two operational smog check stations, one in Lemon Grove, California and another in Escondido, California. In order to expand our business, we will need to obtain financing during the next twelve months. The Lemon Grove and Escondido stations generate revenues which are utilized for station operating expenses. It is anticipated that additional cash requirements for Lemon Grove during the next twelve months will be minimal.


         If we are unable to realize sufficient proceeds from this offering and cash flow from the Lemon Grove station is not sufficient to cover the Escondido station's operating expenses, we would request funding from Daniel M. Smith and Stephen D. Wilson. If neither of these contingencies is sufficient to cover the cash shortfall, the Escondido station could cease operations.

         We do not incur product research and development expenses. We do not expect to purchase any plant or significant equipment during the next twelve months unless we establish new stations with proceeds from this offering. For each station we put into operation, we will need to employ one licensed smog technician.


         During the course of the next twelve months, we will focus on efforts to develop and establish additional smog testing stations. The number of these stations that we will be able to establish within the next twelve months will depend largely on the amount of capital we are able to raise from the offering of our common stock pursuant to this offering. We anticipate that we will be able to open between one to two stations per month assuming that we have sufficient capital to allocate to that effort. During the first three months subsequent to the date of this Prospectus, we plan to open between three to six stations and we do not anticipate that we will be profitable. During the seventh through the ninth month, we plan to open an additional three to six stations and we do not anticipate that we will be profitable. During the tenth through the twelfth month, we plan to open an additional three to six stations. At the end of the twelfth month, we expect that we will achieve profitability since we believe each station will need to perform approximately 250 smog tests per month to be profitable. This projected milestone will be achieved sometime during the seventh through the ninth month of each station's operations.

                                    BUSINESS

         We will be in the business of owning and operating "test-only" vehicle emissions inspection facilities under the Smog Check II program adopted in the State of California. We will conduct our business through our affiliated company, Smog Centers of California LLC, of which we are the only member.

         We were originally incorporated in Delaware on June 2, 2000 under the name of Breakthrough Technology Partners I, Inc. We never commenced any business under our original name. Effective December 18, 2002, we reincorporated in the State of Nevada under our current name pursuant to an Agreement and Plan of Merger with California Clean Air, Inc. The sole purpose of the merger was to change our legal domicile from Delaware to Nevada. There was no change in our corporate structure resulting from the merger other than a change of domicile and a change of name. Our registered agent on Nevada is Robert McNeely, 702 Stafford Way, Carson City, Nevada 89701. Our registered agent in California is Jennifer Quayle, Attorney at Law, 3790 Via de la Valle, Suite 103, Del Mar, California 92014.

         Smog Centers of California LLC was organized as an Oregon limited liability company on November 21,2002. It is registered to do business in California effective as of December 10, 2002. We are the sole member of Smog
Centers of California LLC through the ownership of all of the outstanding ownership interests. Mr. Stephen D. Wilson, our President, is the manager of Smog Centers of California LLC and will be responsible for the overall administration of Smog Centers of California LLC.

         Our principal executive and administrative offices and those of Smog Centers of California, LLC are located at 3790 Via de la Valle, Suite 103, Del Mar, California 92014.

         CALIFORNIA SMOG CHECK PROGRAM

         As a result of the federal Clean Air Act of 1990 and studies conducted by the United States Environmental Protection Agency ("EPA"), the State of California adopted its Smog Check II program which is administered through the Bureau of Automotive Repair ("BAR"). Information from BAR at www.smogcheck.ca.gov indicates that in 2002, the California Department of Motor Vehicles ("DMV") directed 2,036,504 vehicles to test-only inspection centers, which are smog check facilities that do not perform vehicle repairs. Studies by the EPA found that independent testing facilities were more effective in reducing vehicle emissions pollution than testing facilities operated by vehicle repair shops. Test only facilities are privately owned and operated stations which are authorized to conduct emissions tests and, in the event that a vehicle fails, are not permitted to make any repairs. In 2003, DMV directed 2,142,212 vehicles to "test-only" facilities, and in the first quarter of 2004 there were 637,407 vehicles directed to "test-only" facilities.

         DMV directs three types of vehicles to "test-only" facilities. The first type are motor vehicles which are likely labeled High Emitter Profile based on make, model and year of the vehilce. The second type are vehicles designated as "gross polluters", which failed an initial smog check at double the emissions levels and have since been repaired. These are vehicles will be directed to test-only" facilities to have their repairs verified before the vehicle can be registered. Thirdly, DMV randomly directs 1.9% of vehicles registered to "test-only" stations.

         The regulations adopted by BAR require that all smog check facilities apply for a license through the BAR Licensing Division. A required component of Smog Check II is the Electronic Transmission (ET) service provided by MCI Telecommunications Corporation. Under contract with the State of California, MCI has developed and maintains a central Vehicle Information Database (VID) and a statewide network that provides electronic access between all Smog Check machines throughout the state. In order to comply with the ET mandate, all Smog Check facilities are required to obtain and maintain ET services through MCI. Each new Smog Check facility will be required to enter into an agreement with MCI to secure ET services. Prior to certification, all Smog Check facilities must have fully functional ET service and must be operational with all current software and hardware updates.

         Through  the  ET  system,  smog  check  information  is  electronically transmitted directly to the DMV. Vehicle owners are not required to submit certificates to the DMV at vehicle registration time. At the beginning of the smog test, following the technician's entry of the vehicle license number and the vehicle identification number, the ET system initiates an automated call to the VID. Vehicle- specific information and test requirements are electronically returned from the VID. At the conclusion of the smog check test, the test results, including the smog certificate for passed tests, are transmitted electronically to the VID. In turn, the VID immediately transmits the certificate to the DMV. The Vehicle Inspection Report serves as the vehicle owner's receipt.

         The Smog Check facilities will be required to use loaded mode dynamometer test equipment. The licensing standards under the BAR regulations may include, but are not limited to, requirements for use of computerized and tamper-resistant testing equipment, including test analyzer systems meeting the current requirements of BAR.

         Licensed test-only stations are required to have the testing equipment, basic hand tools, and emission control system application manuals necessary to conduct smog tests in accordance with California law. The required equipment must be on the station premises in proper working order and calibrated. The required equipment includes, but is not limited to:

         a. A certified emission tests analyzer equipped with a functional BAR code reader (BAR 97). Each analyzer must be connected to a separate standard single party telephone line at all times;

         b.   Emission timing light which measures emission advance;

         c.   Hand vacuum pump and vacuum gauge;

         d. Basic hand tools necessary to inspect vehicle ignition, fuel delivery and emissions control systems;

         e.   Fuel fill-pipe restrictor dowel gauge meeting BAR specifications;

         f.   BAR-certified fuel cap tester;

         g.   The most currently available BAR bulletins and publications; and

         h. The most currently available emission control system application information as contained in any nationally distributed and periodically updated manuals that address emission control systems applications.

                  The reference materials must include applicable vacuum diagrams, functional test procedures and ignition timing specifications satisfactory to BAR. Electronic forms (such as CD- ROM) of the reference materials are acceptable.

         Each test-only station is required to have a current, valid Automotive Repair Dealer (ARD) registration and a Smog Station License issued by BAR. An ARD registration can be obtained by submitting a completed application and paying the application fee. The Smog Station License can be obtained by submitting a completed application, paying the station license fee, passing a BAR inspection, have the testing equipment on site, and retaining at least one appropriately licensed technician.

         All emissions tests must be performed by a qualified, licensed smog check technician. Each technician must be qualified by BAR for the class and category of vehicle being tested. Smog Check technicians must pass a qualification test administered by BAR, in addition to meeting prerequisite minimum experience and training criteria. Passage of the qualification test is required every two years in order have the license renewed.

         The Advanced Emissions Specialist Technician license allows an individual to inspect, diagnose, adjust, repair and certify the emission control systems on vehicles subject to the Smog Check Program statewide. This license requires a BAR examination and is valid for all areas within the state. The following BAR certified courses satisfy certification requirements for licensing. Course completion is valid for five years:

         a.   Electrical/Electronics systems (20 hour minimum);

         b.   Engine Performance (24 hour minimum);

         c.   Advanced Engine Performance/Emissions Systems (28 hours minimum).

         Unexpired ASE certifications or passing test scores in the area of A6 and A8 and L1 are acceptable in lieu of the above courses.

         There are education and experience requirements for the Advanced Emissions Specialist Technician. In order to be eligible to take the BAR examination the technician must be able to provide proof of at least one of the following requirements:

         a.   A valid Advanced Emission Specialist Technician license; or

         b. A Basic Area Technician license and completion of BAR's Advanced Clean Air Course within the last 24 months;

         c. A valid unexpired Intern Technician license, one year's experience as an Intern Technician, and completion of BAR's Advanced Clean Air Course within the last 24 months;

         d. One year's experience and/or education in the engine performance area and completion of BAR'S Basic Area Clean Air Course within the last 24 months;

         e. Possess an AA, AS or higher degree in Automotive Technology from a state accredited or recognized college, public school or trade school and successful completion of BAR's Basic Clean Air Course within the last 24 months; or

         f. Possess a certificate in Automotive Technology from a state accredited or recognized college, public school or trade school with a minimum of 360 hours of course work in the engine performance area, and successful completion of BAR's Basic Clean Air Course within the last 24 months.

         Update training is also required for the technicians to maintain their license. An applicant for an initial or renewal license must provide proof of successful completion of BAR's certified OBDII update training course. Update training courses may be up to 20 hours. The technician must pass the 8-Hour
BAR97 Transition Class. Although this is not a prerequisite to take the licensing examination, the Class must be passed before the technician will be given access to the BAR97 Emissions Inspection System.

         COMPANY'S SMOG CHECK FACILITIES

         The Smog Check stations will be owned and operated by us through our affiliated company, Smog Centers of California LLC. Our facilities will consist of "test-only" stations. These stations will either be purchased from existing owner-operators or will be new facilities built and equipped by Smog Centers of California LLC. Our first locations will be in Southern California, principally in the San Diego metropolitan area.

         Purchase of Existing Smog Check Stations


         Smog Centers of California LLC purchased certain smog-testing assets from a station located at 7310 Broadway, Lemon Grove, California. The purchase price was $60,000. The purchase was closed on August 21, 2003 pursuant to an Asset Acquisition Agreement, with payment in full made at the closing. The Company borrowed funds from Daniel M. Smith, the husband of one of our shareholders Jennifer Louise Smith, in order to make payment in full at closing. As part of the purchase of the business, Smog Centers of California LLC assumed the obligations under an existing real estate ground lease. The ground lease has a remaining term until July 1, 2006, with an option to renew for an additional five year term. The ground lease payments are $1,500 per month, which are subject to an annual increase of 5% for each year during the remaining initial term of the lease.

         The assets acquired as part of the Lemon Grove facility consisted of, among other things, the following:

        o     all exterior signage;
        o     current BAR manuals and publications;
        o     Smog Check Inspection Manual;
        o     smog testing equipment;
        o     computer and telecommunications equipment;
        o     general office equipment

         The Lemon Grove facility is fully operational and is licensed with BAR to operate as a "test- only" inspection station and has fully functional ET services with MCI.

         This facility, known as "Broadway's Smog Check", is located at 7310 Broadway, Lemon Grove, California. Broadway is a four-lane road with no median divider and is the main street through Lemon Grove. The property on which the station is situated is zoned for commercial use. There are several automobile businesses in the area surrounding the station, including several automobile dealerships and a repair shop. The station is approximately 25 feet wide and 100 feet deep and has good signage which is fully visible from Broadway.

         Lemon Grove has a population of approximately 27,000 and is located approximately seven miles northeast of downtown San Diego. At the present time, there are three other "test-only" stations in the area: Grove Test Only; Lemon Grove Smog Test Only Location # 1 and Lemon Grove Test Only Location # 2. Both Lemon Grove Smog Test Only Locations are owned and operated by the same business. The Grove Test Only location is less than one mile from our location and both Lemon Grove Smog Test Only Locations are less than 2 miles from our location. All three locations charge $59.95 per test.

         New Smog Check Stations

         Through  Smog  Centers  of  California,  LLC,  we  intend  to  acquire, establish and operate new Smog Check stations, principally in Southern California and in the Bay Area. We will seek to find suitable locations for our stations based on a number of factors, among which include the lack of any existing Smog Check stations in the vicinity; demographic analysis; ability to negotiate a ground lease for a station on acceptable terms and conditions; ease of vehicle access to the station and overall traffic patterns in the vicinity.

         When we open a new Smog Check station, we will first secure a building lease for a suitable period of time, typically five years. No build-out or remodeling is expected since we intend to operate in an existing structure, such as a gas station. We intend to lease the smog-testing equipment. Lease terms and financing options are negotiable with the equipment manufacturers. Typical lease terms would be for a term of 60 months with a purchase option at lease termination. Lease payments are expected to be approximately $900 per month. A typical location will need a BAR code reader ( BAR 97); a dynamometer; gas cap tester; diagram books; timing light, hand vacuum pump; dowel gauge; and basic automotive hand tools.

         As is the case for the purchase of an existing Smog Check station, it will be necessary to hire at least one licensed smog check technician.

         On November 26, 2003, Smog Centers of California, LLC opened its second Smog Check station which is located at 555 West Grand Ave., Escondido, California. The station is situated within the All Star Gas Station, which is sits in a highly visible location bordering Grand Avenue, Quince and Second Street in Escondido's business improvement district, which is the focus of ongoing revitalization efforts.

         Smog Centers of California, LLC entered into a five-year lease for approximately 1,028 square feet of space, comprised of two automotive bays. Previously, automotive repair services were offered at the leased premises. The leased space had been vacant for some time, although the gas station has operated continuously for years. The terms of the lease call for monthly lease payments of $1,500 until 2006, at which time the payments increase to $1,700 per month until 2007. After 2007, the lease payments increase to $1,800 per month. The lease provides for an option to extend the lease term for an additional five years.

         The smog-testing equipment is leased under an equipment lease with Mainstreet Finance Corporation, Kirkland, Washington for a term of 60 months with lease payments of $899 per month. The lease provides for an option to purchase the equipment at the lease expiration for one dollar. Our President, Stephen D. Wilson, has personally executed a Guaranty Agreement with Mainstreet Finance Corporation. The leased equipment consists of a BAR 97 Host Emissions Analyzer and a Low Profile Maha Dynamometer.

         The Escondido station is fully operational and is licensed with BAR to operate as a "test- only" inspection station and has fully functional ET services with MCI.

         The smog check technician at our Lemon Grove station is now operating the Escondido facility. He has over 20 years experience in the emissions testing industry. He relocated because his residence is in Escondido. We have retained a new technician for the Lemon Grove station.

          Escondido is located approximately 30 miles northwest of San Diego and 100 miles south of Los Angeles. It has a population of approximately 138,000. Our competition in Escondido consists of seven test-only facilities. The station nearest to ours is approximately one-half mile away and the farthest station is a little over 3 miles away. The prices charged by these seven stations for smog tests range from $50 to $72.20. Our price for the smog test is $58.60. We have begun an advertising campaign for the station. The campaign consists of discount coupons.

         Competitive Business Conditions

         Competitive business conditions are comprised primarily of smog testing stations owned by sole proprietors who are owner-operators. Marketing efforts and advertising campaigns by the typical sole-proprietor in Southern California appear to be minimal and infrequent. Print advertising by competitors is limited to a small number of publications, within defined geographical regions. There appears to be no marketing campaigns to target the return customer, or to educate the public.

         There appears to be no sustained advertising efforts of duration or frequency within the relatively few publications that are utilized by the sole proprietor.

         Enhanced smog testing requirements became effective for the Bay Area in July, 2003. Because the Bay Area is newly designated as an Enhanced Area, there is a shortage of smog test-only stations in the Bay Area. We believe that competition is minimal, and the supply of test-only stations to conduct tests lags behind consumer demand.

         Competitive business conditions are affected significantly by state regulation. In Enhanced Areas, vehicle owners are generally required to pass a smog inspection every two years if the vehicle is over five years old. Based on information from BAR and based on the general registered vehicle population in the State of California, approximately 33% of the registered vehicles required to undergo a smog inspection are directed by BAR to a test-only station. Vehicle owners are generally unaware that there is an option to proceed to a test-only station when not directed by BAR specifically to a test-only station. Upon a change of ownership, vehicles are required to undergo a smog test, which can also be performed at a test-only station, or at a test and repair station. No targeted marketing efforts have been directed by our competitors to educate the public regarding the test-only station option, which is always available to the consumer. The Company's strategy is to educate the public about the test-only station inspection option through sustained targeted advertising.

         The price we can charge for a smog check test is not regulated by the Smog Check II program or BAR. Prices we have seen range from approximately $30 to $100 in San Diego County depending on the location of the station. We have determined that the average price charged by a test-only station is $48 for the smog inspection plus $8.25 for the certificate and $3.00 for the Vehicle Information Database transmission fee, for a total of $59.25.

         Our marketing strategy will be to devote a significant portion of gross sales revenues to advertising for the purpose of informing the public of the "test-only" smog check option.

          We will need only one smog-check technician for each station. Typically, one technician can perform up to twenty tests in a business day. We will need to hire an additional technician if and when the number of tests exceeds twenty in a single business day.

         Employees


         We have two full-time employees and we have retained two full-time smog technicians through our wholly-owned subsidiary, Smog Centers of California, LLC.


         Regulatory conditions

         Our business is significantly affected by the State of California's Smog Check II program which mandates that a certain percentage of registered motor vehicles be subject to smog check testing. The state's regulatory requirements are impacted by federal clean air laws. Since the inception of California's Smog Check II program, the state's population and the number of registered motor vehicles has increased. If federal and state clean air regulations are eliminated or reduced, our business would be adversely affected because of the elimination or reduction of vehicles emissions testing. Compliance with environmental laws is not a significant factor in our operations because we do not handle or dispose of hazardous or environmentally sensitive materials.

                                   MANAGEMENT

         Our directors and executive officers are as follows:

Name                         Age        Position

Stephen D. Wilson            28         President, Corporate Secretary, Director

William Leonard              50         Director

Dewitt H. Montgomery II      51         Director

Michael G. Connor            57         Director

Stephen D. Wilson became President and a director in December 2002. Prior to joining the Company, - Mr. Wilson owned and operated Stephen D. Wilson, Inc. a general contracting firm which he founded in 1998. From 1995 to 1998, he was an account representative with Coca-Cola Bottling in Portland, Oregon.

William Leonard became a director in 2003. For the past 17 years, Mr. Leonard has been a certified public accountant in Portland, Oregon. From 1977 to 1986, Mr. Leonard was a Revenue Agent with the Internal Revenue Service in Portland, Oregon. Mr. Leonard has a Masters Degree in Business Administration from the University of Portland.

Dewitt H. Montgomery II became a director in 2003. Since 1999, Mr. Montgomery has been associated with Imaginata Network Service in Portland, Oregon which is in the business of providing small business computer networking services. For the past four years, Mr. Montgomery has been the President of Imaginata Network Services. He is also the owner of Montgomery Apartment Management which owns and manages residential and commercial real estate in the Portland, Oregon metropolitan area. Mr. Montgomery holds a Bachelors degree in economics from Portland State University.

Michael G. Connor became a director in 2003. Mr. Connor has been a self-employed certified public accountant in Lake Oswego, Oregon since 1990. Mr. Connor is a member of the American Institute of Certified Public Accountants. Mr. Connor holds a Bachelor of Science degree from Oregon State University.

         Our Bylaws currently authorize up to seven directors. Each director is elected for one year at the annual meeting of stockholders and serves until the next annual meeting or until a successor is duly elected and qualified. Our executive officers serve at the discretion of our board of directors. There are no family relationships among any of our directors and executive officers.

         BOARD COMPENSATION.

         We will reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors.

         BOARD COMMITTEES.

         The Board has established an audit committee. The committee consists of our directors, William Leonard and Michael G. Connor. The audit committee:

         o reviews and monitors our internal accounting procedures, corporate financial reporting, external and internal audits, the results and scope of the annual audit and other matters required by the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission thereunder;
         o makes recommendations to the board of directors regarding the selection of independent auditors.

         EXECUTIVE COMPENSATION.


          Mr. Wilson's salary has been at the rate of $6,000 per month from June 2003. The compensation to Mr. Wilson for the fiscal year ended December 31, 2003 was $42,000, which was the only executive compensation paid.

         We currently have no express agreement or understanding, with any officer, director, or principal stockholder, or their affiliates or associates, regarding employment or compensation for services, other than as described with Mr. Wilson. We have no plan, agreement, or understanding, express or implied, with any officer, director, or principal stockholder, or their affiliates or associates, regarding the issuance to such persons of any shares of our authorized and unissued common stock. There is no understanding between us and any of our present stockholders regarding the sale of a portion or all of the common stock currently held by them in connection with any future participation us in a business. There are no other plans, understandings, or arrangements whereby any of our officers, directors, or principal stockholders, or any of their affiliates or associates, would receive funds, stock, or other assets in connection with our participation in a business. No advances have been made or contemplated by us to any officer, director, or principal stockholder, or any of their affiliates or associates. There is no policy that prevents us from adopting a plan or agreement in the future that would provide for cash or stock based compensation for services rendered to the Company.

                           RELATED PARTY TRANSACTIONS


         Daniel M. Smith, husband of one of our controlling shareholders, Jennifer Louise Smith, has advanced $204,048 to the Company through March 31, 2004. Our President, Stephen D. Wilson, has advanced $133,184 to the Company through March 31,2004. These advances total $337,232. The funds have been used to pay administrative expenses such as legal and accounting fees; executive compensation to Mr. Wilson in the amount of $6,000 per month since June 2003;operating expenses; and to acquire our initial test facility in Lemon Grove. The amounts advanced by Mr. Smith include $58,900 for assets purchased for the Lemon Grove facility. The amount advanced by Mr. Wilson includes $5,520 for the Lemon Grove facility.


         The funds advanced by Mr. Smith and Mr. Wilson are reflected in our financial statements as "Payable to related party". These advances are non-interest bearing and are due on demand. Mr. Smith and Mr. Wilson have each agreed to not to demand repayment until sufficient funds are available from either this offering or from revenues derived from operations.


         Daniel M. Smith is considered a "promoter" of the Company pursuant to the Securities Act of 1933. Mr. Smith has not contributed or sold any property to the Company other than advancing operating funds as described. Our executive officers and our directors consisting of Stephen D. Wilson; William Leonard; Michael G. Conner; and Dewitt H. Montgomery III are also each considered a " promoter" of the Company under the Securities Act of 1933. Dotcom Internet Ventures, Ltd. and its principal, William Tay, were the original "promoters" of the Company when it was known as Breakthrough Technology Partners I, Inc.

                             PRINCIPAL SHAREHOLDERS

         The  following  table  sets  forth  information   regarding  beneficial
ownership of our Common Stock as of March 31, 2004, and as adjusted to reflect the sale of the shares offered by this offering, as to:

         o each person known by us to own beneficially more than 5% of our Common Stock;
         o    each of our directors and executive officers;
         o    all of our directors and executive officers as a group.


TITLE OF CLASS         NAME AND ADDRESS OF                  AMOUNT OF                  PERCENT OF
                       BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP            CLASS

Common Stock           Stephen D. Wilson                        -0-                        0 %
------------           3790 Via de la Valle, Suite 103
                       Del Mar, California 92014

Common Stock           William Leonard                          -0-                        0 %
------------           888 SW Fifth Ave. Suite 650
                       Portland, Oregon 97204

Common Stock           Dewitt H. Montgomery II                  -0-                        0 %
------------           55533 SW Boundary
                       Portland, Oregon 97221

Common Stock           Michael G. Connor                        -0-                        0 %
------------           4500 SW Kruse Way, Suite 290
                       Lake Oswego, Oregon 97035

Common Stock           Jennifer Louise Smith                    500,000                    50 %
------------           32005 NE Wilsonville Rd.
                       Newberg, Oregon 97132

Common Stock           Joy E. Livingston                        500,000                    50 %
------------           PMB 109
                       PO Box 439060
                       San Diego, California 92143

Preferred Stock        Jennifer Louise Smith                    2,000,000                  50 %
---------------        32005 NE Wilsonville Rd.
                       Newberg, Oregon 97132

Preferred Stock        Joy Livingston
                       PMB 109
                       PO Box 439060
                       San Diego, California                    2,000,000                  50 %


Common Stock (all officers and
directors as a group-4 persons)                                 -0-                        -0- %
-------------------------------


(a) Each share of Series A Convertible Preferred Stock has ten times as many votes as the common stockholders. Consequently, the holders of the Series A Convertible Preferred Stock have and will continue to have absolute control over the affairs of the Company.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of Preferred Stock, par value $0.001 per share.

         COMMON STOCK. As of the date of this Prospectus, there were 1,000,000 shares of common stock issued and outstanding.

         The holders of common stock are entitled to one vote per share of common stock on all matters to be voted on by the stockholders. There are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared by the board of directors out of funds legally available for dividends. In the event of a liquidation, dissolution or winding up of California Clean Air, Inc., the holders of common stock are entitled to share ratably in the net assets remaining after payment in full of all of liabilities, subject to the prior rights of preferred stock, if any, then outstanding. There are no redemption or sinking fund provisions applicable to the common stock.

         PREFERRED STOCK. We are authorized to issue 20,000,000 shares of designated preferred stock. As of the date of this Prospectus, there are 4,000,000 shares of Series A Convertible Preferred Stock issued and outstanding. The Series A Preferred Stock have the following rights and preferences:

         o The Series A Preferred Stock is convertible at any time into a common stock on a one-for- basis, subject to adjustment for stock splits and similar extraordinary stock events;

         o Each share of Series A Preferred Stock has ten (10) votes for each share of common stock into which the preferred stock can be converted;

         o The Series A Preferred Stock votes with the common stock as a single class;

         o The Series A Preferred Stock will entitled to receive dividends in the following manner:

              (a) Upon the commencement of operations of no less than ten (10) vehicle emissions test centers by Smog Centers of California LLC, 800,000 shares of the Series A Preferred Stock will be each entitled to receive dividends as and when declared and paid on the common stock;

              (b) An additional 800,000 shares of Series A Stock will be each entitled to receive dividends as and when declared and paid on the common stock for each additional ten (10) vehicle emissions test centers for which operations have commenced, up to a total of fifty (50) such vehicle test centers.

              (c) The liquidation rights will be subordinated to the outstanding common stock.

         The board of directors has the authority, without vote or action by the stockholders, to designate and issue preferred stock in one or more series and to designate the number of shares, and the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any additional shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, the effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing liquidation rights of the common stock and delaying or preventing a change in control of California Clean Air, Inc. without further action by the stockholders and may adversely affect the rights of the holders of common stock. We have no present plans to issue any additional preferred stock in addition to the Series A Stock.

         TRANSFER AGENT. Our transfer agent and registrar is OTR, Inc., 1000 S.W. Broadway, Suite 920, Portland, Oregon 97205.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this offering, there has been no public market for our common stock. We intend to qualify our common stock for quotation on the Over-the-Counter Bulletin Board (OTCBB) upon completion of this offering. There can be no assurances that we will obtain such qualification or that a public market for our common stock will develop even if qualification on the OTCBB is obtained. As of the date of this Prospectus, there are two (2) shareholders of record holding all of the 1,000,000 shares of common stock issued and outstanding.

         Future sales of substantial amounts of our common stock in any public market that may be established after this offering could adversely affect its market price and impair our ability to raise equity capital in the future. Only a limited number of shares will be available for sale shortly after this offering because of legal restrictions on resale described below; however, after these restrictions lapse, sales of substantial amounts of our common stock in the public market are possible.

         After the completion of the offering, assuming all shares of common stock being offered are sold, we will have 3,000,000 shares of common stock issued and outstanding. Of these shares, the 2,000,000 shares intended to be sold in the offering will be freely tradeable without restriction under the Securities Act of 1933, unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act of 1933. Affiliates are generally our officers, directors and 10% stockholders.

         The remaining 1,000,000 shares of our outstanding common stock are "restricted securities" within the meaning of Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 which is summarized below. Sales of the restricted stock in the public market or the availability of these shares for sale could adversely affect the market price of the common stock.

         Under Rule 144, the number of shares that may be sold by our affiliates are subject to volume restrictions. In general, under Rule 144, a person who has beneficially owned restricted stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:

         o    one  percent  of  the  number  of  shares  of  common  stock  then
              outstanding,   which  will  equal   approximately   30,000  shares
              immediately after the offering;

         o the average weekly trading volume of the common stock during the four calendar weeks preceding the sale.

         Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three moths preceding a sale and who has beneficially owned the shares to be sold for at least two years, is entitled to sell these shares without complying with the manner of sale, public information, volume limitations or notice provisions of Rule 144.

                              PLAN OF DISTRIBUTION

         We will not be employing the services of an underwriter or placement agent in connection with this offering. The common stock will be offered on a "best efforts" basis by our executive officers and directors without the payment of any commissions or other remuneration. In addition, we will not be paying any commissions or fees, directly or indirectly, to a finder or dealer in connection with the solicitation of purchasers of our common stock being offered. The offering will be conducted on a continuous basis until all shares being offered are subscribed for or until the offering is terminated by us, whichever first occurs.


         Our executive officers and directors, Stephen D. Wilson; William Leonard; Michael G. Connor; and Dewitt H. Montgomery III, will seek to sell our common stock in this offering by contacting persons with whom they have had a prior contact and by contacting other persons through various methods, including mail, telephone and other means. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934 which sets forth conditions under which a person associated with an issuer of securities may participate in the offering and not be deemed a broker-dealer. These conditions are as follows:


         o The person is not subject to a statutory disqualification, as that terms is defined in Section 3(a)(39) of the Securities Exchange Act of 1934, at the of his participation;

         o The person is not compensated in connection with is participation by payment of commissions or other remuneration based either directly or indirectly on transactions in our common stock;

         o The person is not, at the time of his participation, an associated person of a broker- dealer; and

         o The person primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and has not been an associated person of a broker - dealer within the preceding twelve months and does not participate in offering and selling securities for any issue more than once every twelve months other than in reliance on Section 3(a)4-1. Our executive officer and our directors satisfy all of the foregoing conditions of Rule 3(a)4-1.

         We reserve the right to accept or reject any subscription delivered to us under this offering. There is no minimum investment or minimum number of shares of common stock that must be sold under this offering. Any subscription funds accepted by us will be immediately available to us for the uses set forth in the Use of Proceeds.

         Each person who wishes to purchase shares of common stock under this offering will be required to complete and deliver to us a Subscription Agreement which contains, among other things, certain warranties and representations of the subscriber.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding.


                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for California Clean Air, by Robert C. Laskowski, Attorney at Law, Portland, Oregon.

                                     EXPERTS

         Armando C. Ibarra, CPA, independent auditors, have audited our consolidated financial statements at December 31, 2003. We have included our financial statements in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    ADDITIONAL INFORMATIONAL AVAILABLE TO YOU

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules. We also file periodic reports with the Securities and Exchange Commission such as quarterly reports on Form 10-QSB: Annual Reports on Form 10-KSB; and current reports on Form 8-K. For further information with respect to California Clean Air, Inc. and the common stock offered hereby, we refer you to the registration statement and to the exhibits and schedules.

Statements made in this prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved. The registration statement and the exhibits and schedules, and any periodic reports we file, may be inspected without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by called the SEC at 1-800-SEC-0033, Copies of all or any part of the registration statement may be obtained from the SEC's offices upon payment of fees prescribed by the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www. sec.gov.


                          INDEX TO FINANCIAL STATEMENTS

                                                                                          Page
                                                                                          ----


Report of Independent Auditors.............................................................F-1

Consolidated Financial Statements:

Balance Sheets as of December 31, 2003 and December 31, 2002 ..............................F-2

Statements of Operations for the year ended December 31, 2003 and 2002.....................F-4

Statement of Stockholders' Equity for  the year ended December 31, 2003 and 2002...................................................................................F-5

Statements of Cash Flows for the year ended December 31, 2003 and 2002.....................F-6

Notes to Financial Statements..............................................................F-7

Unaudited Balance Sheet for the three months ended March 31, 2004.........................F-17

Unaudited Statements of Operations for the three months ended March 31, 2004..............F-18

Unaudited Statements of Cash Flows for the three months ended March 31, 2004..............F-19

Notes to Unaudited Financial Statements...................................................F-20

----- ----- -----              ARMANDO C. IBARRA
  A     C     I           CERTIFIED PUBLIC ACCOUNTANTS
----- ----- -----          A PROFESSIONAL CORPORATION


Armando C. Ibarra, C.P.A.         Members of the California Society of Certified
Armando Ibarra, Jr., C.P.A., JD   Public Accountants

                                  Members of the American Institute of
                                  Certified Public Accountants

                                  Members of the Better Business Bureau since
                                  1997

To the Board of Directors
California Clean Air, Inc.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheets of California Clean Air, Inc. as of December 31, 2003 (restated) and 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of California Clean Air, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ ARMANDO C. IBARRA
----------------------------------
ARMANDO C. IBARRA, CPA

March 31, 2004
June 22, 2004 (restated)

Chula Vista, Ca. 91910


                      371 "E" STREET, CHULA VISTA, CA 91910
                     TEL: (619) 422-1348 FAX: (619) 422-1465

                           CALIFORNIA CLEAN AIR, INC.
                                 BALANCE SHEETS

--------------------------------------------------------------------------------


                                     ASSETS
                                     ------

                                             AS OF            AS OF
                                          DECEMBER 31,      DECEMBER 31,
                                              2003             2002
                                          ------------      ------------


CURRENT ASSETS

   Cash                                  $      3,285      $          -

   Prepaid expenses                             1,417                 -

                                          ------------      ------------


     TOTAL CURRENT ASSETS                       4,702                 -


NET PROPERTY & EQUIPMENT                       96,296                 -

OTHER ASSETS

   Deposits                                     6,649                 -

                                          ------------      ------------


     TOTAL OTHER ASSETS                         6,649                 -

                                          ------------      ------------


                  TOTAL ASSETS           $    107,647      $          -

                                          ============      ============

                           CALIFORNIA CLEAN AIR, INC.
                                 BALANCE SHEETS

--------------------------------------------------------------------------------


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

                                                                        AS OF           AS OF
                                                                     DECEMBER 31,    DECEMBER 31,
                                                                         2003            2002
                                                                     ------------    ------------
CURRENT LIABILITIES
   Accounts payable                                                  $    39,903     $         -
   Accrued payroll and payroll related liabilities                        25,860               -
   Accrued state income taxes                                                800               -
   Capitalized lease obligation - current portion                          5,471               -
                                                                     ------------    ------------

     TOTAL CURRENT LIABILITIES                                            72,034               -

LONG-TERM LIABILITIES
   Capitalized lease obligation                                           31,610               -
   Notes payable to related party                                        265,134          49,531
                                                                     ------------    ------------

     TOTAL LONG-TERM LIABILITIES                                         296,744          49,531

                                                                     ------------    ------------

TOTAL LIABILITIES                                                        368,778          49,531

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock ( $0.001 par value, 20,000,000 shares
     authorized; 4,000,000 shares issued and outstanding as of
     December 31, 2003)                                                    4,000               -
   Common stock ( $0.001 par value, 100,000,000 shares
     authorized; 1,000,000 and 5,000,000 shares issued and
     outstanding as of December 31, 2003 and 2002, respectively)           1,000           5,000
   Retained earnings (deficit)                                          (266,131)        (54,531)
                                                                     ------------    ------------

     TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                               (261,131)        (49,531)

TOTAL LIABILITIES
                                                                     ------------    ------------

                   & STOCKHOLDERS' EQUITY (DEFICIT)                 $    107,647     $         -
                                                                     ============    ============

                           CALIFORNIA CLEAN AIR, INC.
                            STATEMENTS OF OPERATIONS

                                         YEAR ENDED      YEAR ENDED
                                        DECEMBER 31,    DECEMBER 31,
                                            2003            2002
                                        ------------    ------------
REVENUES
   Sales                               $     27,503    $          -
                                        ------------    ------------

Total Revenues                               27,503               -
                                        ------------    ------------

COST OF REVENUES                             20,863               -
                                        ------------    ------------

GROSS PROFIT                                  6,640               -
                                        ------------    ------------
OPERATING COSTS
   Operating expenses                       212,528          23,110
   Depreciation expense                       4,912               -
                                        ------------    ------------

Total Operating Costs                       217,440          23,110
                                        ------------    ------------

OPERATING INCOME (LOSS)                    (210,800)        (23,110)
                                        ------------    ------------

INCOME (LOSS) BEFORE INCOME TAXES      $   (210,800)   $    (23,110)
                                        ------------    ------------

INCOME TAX (PROVISION) BENEFIT                 (800)              -
                                        ------------    ------------

NET INCOME (LOSS)                      $   (211,600)   $    (23,110)
                                        ------------    ------------

BASIC EARNINGS (LOSS) PER SHARE        $      (0.08)   $      (0.00)
                                        ------------    ------------
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                 2,621,918      5,000,000
                                        ------------    ------------

DILUTED EARNINGS (LOSS) PER SHARE      $      (0.03)
                                        ------------    ------------
WEIGHTED AVERAGE OF DILUTED
 COMMON SHARES OUTSTANDING                 7,378,082
                                        ------------    ------------

                           CALIFORNIA CLEAN AIR, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                   FROM DECEMBER 31, 2001 TO DECEMBER 31, 2003

-------------------------------- -------------- ------------- ---------------- -------------- ---------------- ---------------

                                   PREFERRED     PREFERRED        COMMON          COMMON         RETAINED          TOTAL
                                    SHARES         STOCK          SHARES           STOCK         EARNINGS
                                                                                                 (DEFICIT)
-------------------------------- -------------- ------------- ---------------- -------------- ---------------- ---------------

 BALANCE, DECEMBER 31, 2001                  -   $         -        5,000,000          5,000          (31,421)        (26,421)

 Net loss for the year ended
 December 31, 2002                                                                                    (23,110)        (23,110)
-------------------------------- -------------- ------------- ---------------- -------------- ---------------- ---------------

 BALANCE,  DECEMBER 31, 2002                 -             -        5,000,000          5,000          (54,531)        (49,531)

================================ ============== ============= ================ ============== ================ ===============

 Common stock exchanged for
 convertible preferred stock         4,000,000         4,000       (4,000,000)        (4,000)                               -

 Net loss for the year ended
 December 31, 2003                                                                                   (211,600)       (211,600)
-------------------------------- -------------- ------------- ---------------- -------------- ---------------- ---------------

 BALANCE,  DECEMBER 31, 2003         4,000,000   $     4,000        1,000,000   $      1,000   $     (266,131)  $    (261,131)

================================ ============== ============= ================ ============== ================ ===============

                           CALIFORNIA CLEAN AIR, INC.
                            STATEMENTS OF CASH FLOWS


                                                                   YEAR ENDED          YEAR ENDED
                                                                  DECEMBER 31,        DECEMBER 31,
                                                                      2003                2002
                                                                -----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
                NET INCOME (LOSS)                               $       (211,600)  $         (23,110)
        DEPRECIATION EXPENSE                                               4,912                   -


        (INCREASE) DECREASE IN PREPAID EXPENSES (1,417)

             (INCREASE) DECREASE IN DEPOSITS                              (6,649)
        INCREASE (DECREASE) IN ACCOUNTS PAYABLE                           39,903                   -

    Increase (decrease) in accrued payroll and payroll related
    liabilities                                                           25,860                   -

    Increase (decrease) in accrued state income taxes                        800                   -

                                                                 ----------------  ------------------

    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                 (148,191)            (23,110)
CASH FLOWS FROM INVESTING ACTIVITIES

    NET SALE (PURCHASE) OF PROPERTY AND EQUIPMENT                       (101,208)                  -


    NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                 (101,208)                  -
CASH FLOWS FROM FINANCING ACTIVITIES

    CHANGE IN CAPITALIZED LEASE OBLIGATIONS                               37,081                   -

    CHANGE IN NOTES PAYABLE TO RELATED PARTY                             215,603              23,110


    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                  252,684              23,110


    NET INCREASE (DECREASE) IN CASH                                        3,285                   -

    CASH AT BEGINNING OF YEAR                                                  -                   -


    CASH AT END OF YEAR                                         $          3,285   $               -

    SUPPLEMENTAL  CASH FLOW DISCLOSURES:

    CASH PAID DURING YEAR FOR INTEREST                          $              -   $               -

    CASH PAID DURING YEAR FOR TAXES                             $              -   $               -

                           CALIFORNIA CLEAN AIR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 2003 (RESTATED)


NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

General

California Clean Air, Inc. (the "Company") is incorporated under the laws of the State of Nevada. From June 2, 2000, the date of original incorporation, until August 21, 2003, the Company was seeking a merger, exchange of capital stock, participate in an asset acquisition, or any other business combination with a domestic or foreign private business and had not commenced any formal business operations. The Company was considered to be in the development stage and accounted and reported its activities using Statement of Financial Accounting Standards No, 7, "Accounting and Reporting by Development Stage Enterprises". On August 21, 2003, the Company's subsidiary began operating a test-only vehicles emissions inspection facility.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's policy is to use the accrual method of accounting to prepare and present financial statements, which conform to generally accepted accounting principles (GAAP). The Company has elected a December 31, year-end.

b. Basis of Consolidation

On November 21, 2002, the Company organized Smog Centers of California, LLC (`Smog Centers"), an Oregon limited liability company. California Clean Air, Inc. is the sole owner of Smog Centers. California Clean Air, Inc. owns title to all assets and liabilities of the consolidated financial statements. Smog Centers was organized to acquire, own and operate test-only vehicles emissions inspection facilities in the State of California under their Smog Check II program. Smog Centers currently operates two test-only vehicles emissions inspection facilities.

c. Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

d. Property and Equipment

Property, equipment and leasehold improvements are stated at costs less accumulated depreciation or amortization. Maintenance and repairs, as well as renewals for minor amounts are charged to expenses. Renewals and betterments of substantial amount are capitalized, and any replaced or disposed units are written off.

                           CALIFORNIA CLEAN AIR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 2003 (RESTATED)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

e. Advertising

The Company expenses the cost of advertising as it is incurred avertising expense was approximately $19,497 for the year ended December 31, 2003.

f. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

g. Revenue Recognition and Deferred Revenue

Smog Centers generates revenue through vehicle test-only emissions facilities in the State of California under their Smog Check II program. Revenue is recognized when a sale is made.

h. Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective June 2, 2000 (inception).

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

i. Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                           CALIFORNIA CLEAN AIR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

j. Reporting Consolidated Comprehensive Income (Loss)

The Company reports and displays consolidated comprehensive income (loss) and Its components as separate amounts in the consolidated financial statements with the same prominence as other financial statements. Consolidated comprehensive Income (loss) includes all changes in equity during the year that results from recognized transactions and other economic events other than transactions with owners. There were no components of consolidated comprehensive income to report for the years ended December 31, 2003 and 2002.

k.  Segment Reporting

The Company reports information about operating segments and related disclosures about products and services, geographic areas and major customer. using Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of en Enterprise and Related Information". The Company views its operations and manages its business in principally one segment, test-only vehicles emissions inspection facilities in the State of California.

l.  Principles of Consolidation

The Consolidated financial statements include the accounts of California Clean Air, Inc., the parent company) and Smog Centers of California. The Subsidiary is a wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

                           CALIFORNIA CLEAN AIR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

NEW ACCOUNTING PRONOUNCEMENTS:

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other things, SFAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be classified as extraordinary items. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption permitted. The adoption of SFAS 145 did not have a material effect on the Company's consolidated financial statements.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS 146 did not have an effect on the Company's consolidated financial statements.

In October 2002, the Financial Accounting Standards Board issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB interpretation No. 9". SFAS 147 removes acquisitions of financial institutions from the scope of both Statement 72 and interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of this Statement. In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. SFAS 147 is effective October 1, 2002. The adoption of SFAS 147 did not have an effect on the Company's consolidated financial statements.

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS
148). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based compensation" (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of SFAS 148 did not have an effect on the Company's consolidated financial statements.

                           CALIFORNIA CLEAN AIR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003


NOTE 3. PROPERTY & EQUIPMENT

Property is stated at cost. Additions, renovations, and improvements are capitalized. Maintenance and repairs, which do not extend asset lives, are expensed as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives ranging from 27.5 years for commercial rental properties, 5 years for tenant improvements, and 5 - 7 years on furniture and equipment.

                                                            DECEMBER 31,
                                                                2003
                                                       -----------------------
                Office equipment                                $      11,708
                Equipment                                              89,500
                                                       -----------------------
                                                                $     101,208
                Less Accumulated Depreciation                          (4,912)
                                                       -----------------------
                Net Property and Equipment                      $      96,296
                                                       =======================

Depreciation for the year ending December 31, 2003 was $4,912.


NOTE 4.  CAPITALIZED LEASE OBLIGATION

Smog Centers has a non-cancelable lease obligation for the purchase of vehicle emission inspection equipment. Under the terms of the agreement, Smog Centers is obligated to pay $899 per month through October 2008.

Aggregate minimum future lease payments under capitalized leases are as follows for the years ending subsequent to December 31, 2003:

           Years ending December 31:
           -------------------------

                 2004                                              $ 10,788
                 2005                                                10,788
                 2006                                                10,788
                 2007                                                10,788
                 2008  (through October 2008)                         8,990
                                                          ------------------

           Total minimum lease payments                              52,142
           Less amount representing interest                         15,061
                                                          ------------------

           Present value of minimum lease payments                 $ 37,081
                                                          ==================

                           CALIFORNIA CLEAN AIR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003


NOTE 5. OPERATING LEASE COMMITMENTS

Smog Centers has entered into two non-cancelable lease agreements for smog center facilities, under the terms of the agreements, a monthly lease payment for the Lemon Grove location of $1,500 as of November 14, 2003 and through November 15 2006; $1,700 from November 15, 2006 through November 14, 2007; and $1,800 from November 15, 2007 through November 14, 2008. Also, a monthly lease payment for the Escondido location of $1,500 through July 01, 2006. The Company has an option to extend the terms of the lease on both locations for an additional five (5) years.

Aggregate minimum future lease payments under these non-cancelable leases are as follows for the years ending subsequent to December 31, 2003:

           Years ending December 31:

                 2004                                             $ 36,000
                 2005                                               36,200
                 2006                                               27,500
                 2007                                               20,600
                 2008                                               19,800
                                                          -----------------

           Total minimum lease payments                          $ 140,100
                                                          =================

Lease expense under the above non-cancelable lease agreements aggregated approximately $8,250 for the year ending December 31, 2003.


NOTE 6.  TRANSACTIONS WITH RELATED PARTIES

The operating expenses of California Clean Air, Inc., consisting principally of business investment activities, and they have been paid for by advances received from an individual considered to be a related party. The advances are non-interest bearing and are due on demand; however, this individual has orally agreed not to demand repayment until cash is available from operations and not before February 2006. As of December 31, 2003 the note payable amount is $265,134.

                           CALIFORNIA CLEAN AIR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003


NOTE 7. BASIC & DILUTED INCOME / (LOSS) PER COMMON SHARE

Basic gain (loss) per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted gain (loss) per common share has been calculated based on the weighted average number of shares of common and preferred stock outstanding during the period. The variance between basic and diluted weighted average is the addition of preferred stock in the calculation of diluted weighted average per share.

                                                               DECEMBER 31,         DECEMBER 31,
                                                                   2003                 2002
                                                           -------------------- -------------------
NET INCOME (LOSS) FROM OPERATIONS                          $         (211,600)  $         (23,130)

BASIC INCOME / (LOSS) PER SHARE                            $            (0.08)  $           (0.00)
                                                           ==================== ===================

WEIGHED AVERAGE NUMBER OF SHARES OUTSTANDING                        2,621,918           5,000,000
                                                           ==================== ===================

                                                              DECEMBER 31,
                                                                   2003
                                                           --------------------

NET INCOME (LOSS) FROM OPERATIONS                          $         (211,600)

DILUTED INCOME / (LOSS) PER SHARE                          $            (0.03)
                                                           ====================

DILUTED WEIGHED AVERAGE NUMBER OF SHARES OUTSTANDING                7,378,082
                                                           ====================

As of December 31, 2003 there have not been any preferred dividends issued that would reduce earnings available to common shareholders.


NOTE 8.  INCOME TAXES

Deferred income taxes consisted of the following:

                                                     DECEMBER 31,
                                                 2003            2002
                                             --------------  -------------
    Deferred tax asset:
    Net operating loss carryover             $    266,131    $   (54,531)
                                             --------------  -------------
                                                  266,131         54,531
    Valuation allowance                          (266,131)       (54,531)

                           CALIFORNIA CLEAN AIR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003


                                             --------------  -------------
    Net deferred income taxes                        -0-            -0-
                                             ==============  =============


Net operating losses expire twenty years from the time they are incurred for federal tax purposes.


NOTE 9.  ASSET PURCHASE

On August 21, 2003, Smog Centers acquired all of the smog-testing assets for $60,000. These assets are currently used in the Company's Lemon Grove location, Broadway Smog Check The acquisition can be summarized as follows:

    Fair vale of vehicle emission Inspection equipment          $  60,000
                                                          ----------------
    Cash paid                                                   $  60,000
                                                          ================


NOTE 10.  OPERATING SEGMENTS

               FOR THE YEAR ENDED 2003                      CALIFORNIA               SMOG CENTERS OF
                                                          CLEAN AIR, INC.            CALIFORNIA, LLC
                                                     -------------------------- ---------------------------

      Total Revenue                                    $                    0     $             27,503
      Costs of Revenues                                                     0                  (20,863)
                                                     -------------------------- ---------------------------

      Gross Profit                                                          0                    6,640
      Total Operating Costs                                           (60,885)                (156,555)
                                                     -------------------------- ---------------------------

      Operating income (loss)                                         (60,885)                (149,915)

      Total other income & (expenses)                                       0                        0
                                                     -------------------------- ---------------------------
      Income (loss) before income tax
            and extraordinary items                    $              (60,885)    $           (149,915)
                                                     ========================== ===========================

                           CALIFORNIA CLEAN AIR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003


NOTE 11.  TRANSACTIONS WITH STOCKHOLDERS

Effective December 20, 2002, the authorized capital stock of California Clean Air, Inc. was increased to 20,000,000 shares of preferred stock and 100,000,000 shares of common stock and changed the par value of each class of capital stock from $.0001 per share to $.001 per share. All share amounts have been restated in the accompanying consolidated financial statements.

On May 29, 2003. shareholders who owned 4,000,000 shares of California Clean Air Inc.'s common stock agreed to exchange their shares for 4,000,000 shares of the Company's Series A Convertible Preferred Stock. The Company's Series A Preferred Stock may be voting or have other rights and preferences as determined from time to time by the Board of Directors.


NOTE 12.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2003.

(A) Preferred stock, $0.001 par value; 20,000,000 shares authorized: 4,000,000 shares issued and outstanding.

(B) Common stock, $ 0.001 par value; 100,000,000 shares authorized: 1,000,000 shares issued and outstanding as of December 31, 2003.

                           CALIFORNIA CLEAN AIR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003

NOTE 13.  ISSUANCE OF SHARES FOR SERVICES - STOCK OPTIONS

The company has a nonqualified stock option plan, which provides for the granting of options to key employees, consultants, and nonemployee's directors of the Company. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily determinable. The Company has elected to account for the stock option plan in accordance with paragraph 30 of SFAS 123 were the compensation to employees should be recognized over the period(s) in which the related employee services are rendered. In accordance with paragraph 19 of SFAS 123 the fair value of a stock option granted is estimated using an option-pricing model.

As of December 31, 2003 there were no stock options issued or outstanding.


NOTE 14.  DEVELOPMENT STAGE ENTERPRISE

On August 21, 2003, the Company was no longer considered to be in the development stage. The deficit accumulated during the development stage from June 2, 2000 (inception) through August 20, 2003 was $54,731 and is included in retained deficit in the accompanying consolidated balance sheet.

                           CALIFORNIA CLEAN AIR, INC.
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                     ------

                                              AS OF              AS OF
                                         MARCH 31, 2004    DECEMBER 31, 2003
                                          (Unaudited)          (Audited)
                                         --------------    --------------
CURRENT ASSETS
   Cash                                   $      6,864      $      3,285
   Prepaid expenses                              2,838             1,417
                                         --------------    --------------
     TOTAL CURRENT ASSETS                        9,702             4,702


NET PROPERTY & EQUIPMENT                        73,518            73,948

OTHER ASSETS
   Goodwill, net of amortization                14,167            15,834
   Deposits                                      6,083             6,649
                                         --------------    --------------
     TOTAL OTHER ASSETS                         20,250            22,483
                                         --------------    --------------
                  TOTAL ASSETS            $    103,470      $    101,133
                                         ==============    ==============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

                                                AS OF              AS OF
                                            MARCH 31, 2004    DECEMBER 31, 2003
                                             (Unaudited)         (Audited)
                                             ------------      -------------
CURRENT LIABILITIES
   Accounts payable                          $    30,757       $     39,903
   Accrued payroll and payroll
         related liabilities                      44,689             25,860
   Accrued state minimum franchise taxes           2,400                800
   Capitalized lease obligation
      - current portion                            5,683              5,471
                                             ------------      -------------
     TOTAL CURRENT LIABILITIES                    83,529             72,034

LONG-TERM LIABILITIES
     Capitalized lease obligation                 30,107             31,610
     Notes payable to related party              337,232            265,134
                                             ------------      -------------
     TOTAL LONG-TERM LIABILITIES                 367,339            296,744
                                             ------------      -------------
TOTAL LIABILITIES                                450,868            368,778

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock ($0.001 par value),
   20,000,000 shares authorized;
   4,000,000 shares issued & outstanding           4,000              4,000

   Common stock ($0.001 par value),
   100,000,000 shares authorized;
   1,000,000 shares issued & outstanding           1,000              1,000
   Retained earnings (deficit)                  (352,398)          (272,645)
                                             ------------      -------------
   TOTAL STOCKHOLDERS' EQUITY (DEFICIT)         (347,398)          (267,645)
                                             ------------      -------------
TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY (DEFICIT)               $   103,470       $    101,133
                                             ============      =============

        The accompanying notes are an integral part of these statements.

                           CALIFORNIA CLEAN AIR, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                               QUARTER ENDING    QUARTER ENDING
                                               MARCH 31, 2004    MARCH 31, 2003
                                                (Unaudited)        (Unaudited)
                                               --------------    --------------
SALES REVENUES                                  $     48,963      $          0
                                               --------------    --------------
Total Revenues                                        48,963                 0
                                               --------------    --------------
COST OF REVENUES                                      24,834                 0
                                               --------------    --------------
GROSS PROFIT                                          24,129                 0
                                               --------------    --------------
OPERATING COSTS
     Operating expenses                              106,452            16,980
     Depreciation expense                                430                 0
     Amortization expense                              1,667                 0
                                               --------------    --------------
Total Operating Costs                                108,549                 0
                                               --------------    --------------

OPERATING INCOME (LOSS)                              (84,420)          (16,980)

ORDINARY (NON-OPERATING) INCOME (LOSS)                 4,667                 0
                                               --------------    --------------

INCOME (LOSS) BEFORE INCOME TAXES               $    (79,753)     $    (16,980)
                                               --------------    --------------

INCOME TAX (PROVISION) BENEFIT                             0                 0
                                               --------------    --------------

NET INCOME (LOSS)                               $    (79,753)     $    (16,980)
                                               --------------    --------------

BASIC EARNINGS (LOSS) PER SHARE                 $      (0.08)     $     (0.003)
                                               --------------    --------------
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                         1,000,000         5,000,000
                                               --------------    --------------

DILUTED EARNINGS (LOSS) PER SHARE               $      (0.02)
                                               --------------
WEIGHTED AVERAGE OF DILUTED
 COMMON SHARES OUTSTANDING                         5,000,000
                                               --------------


        The accompanying notes are an integral part of these statements.

                           CALIFORNIA CLEAN AIR, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               QUARTER ENDING    QUARTER ENDING
                                               MARCH 31, 2004    MARCH 31, 2003
                                                (Unaudited)        (Unaudited)
                                               --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES

   NET INCOME (LOSS)                            $    (79,753)     $    (16,980)

   OTHER NON-CASH ADJUSTMENTS TO INCOME               (1,667)

   DEPRECIATION EXPENSE AND AMORTIZATION               2,097

   (INCREASE) DECREASE IN GOODWILL                     1,667

   (INCREASE) DECREASE IN PREPAID EXPENSES            (1,421)

   (INCREASE) DECREASE IN DEPOSITS                       566

   INCREASE (DECREASE) IN ACCOUNTS PAYABLE            (9,146)            7,100

   INCREASE (DECREASE) IN ACCRUED PAYROLL       $     18,829
         AND PAYROLL RELATED LIABILITIES

   INCREASE (DECREASE) IN ACCRUED STATE
         MINIMUM FRANCHISE TAXES                       1,600                10
                                               --------------    --------------
NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES                                 (67,228)           (9,870)

CASH FLOWS FROM INVESTING ACTIVITIES

   NET SALE (PURCHASE) OF PROPERTY & EQUIPMENT             0                 0
                                               --------------    --------------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES        0                 0

CASH FLOWS FROM FINANCING ACTIVITIES

  CHANGE IN CAPITALIZED LEASE OBLIGATIONS             (1,291)

  CHANGE IN NOTES PAYABLE TO RELATED PARTY            72,098            10,032
                                               --------------    --------------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES   70,807            10,032

    NET INCREASE (DECREASE) IN CASH                    3,579               162

    CASH AT BEGINNING OF QUARTER                       3,285                 0
    CASH AT END OF QUARTER                      $      6,864      $        162

    SUPPLEMENTAL CASH FLOW DISCLOSURES:

    CASH PAID DURING YEAR FOR INTEREST          $      1,407      $          0
    CASH PAID DURING YEAR FOR TAXES             $          0      $          0

        The accompanying notes are an integral part of these statements.

                           CALIFORNIA CLEAN AIR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

GENERAL
-------
California Clean Air, Inc. (the "Company") was originally incorporated in Delaware on June 2, 2000, under the name of Breakthrough Technology Partners I, Inc. On December 17, 2002, the Company reincorporated in Nevada under the name of California Clean Air, Inc. pursuant to an Agreement and Plan of Merger. The sole purpose for the merger was to change the Company's legal domicile from Delaware to Nevada. From June 2, 2000, the date of original incorporation, until August 21, 2003, the Company was seeking a merger, exchange of capital stock, participation in an asset acquisition, or any other business combination with a domestic or foreign private business and had not commenced any formal business operations. The Company was considered to be in the development stage, and accounted and reported its activities using Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises". On August 21, 2003, the Company's subsidiary began operating its first test-only vehicle emissions inspection facility and the Company was no longer considered to be in the development stage. The deficit accumulated during the development stage from June 2, 2000, (inception) through August 20, 2003, was $54,731 and is included in retained deficit in the Company's consolidated balance sheets for the quarter ending March 31, 2004 and for the fiscal year ending December 31, 2003.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.       ACCOUNTING METHOD
         -----------------
The Company utilizes the accrual method of accounting to prepare and present financial statements, which conform to generally accepted accounting principles
(GAAP). The Company has elected a December 31, year-end.

b.       BASIS OF CONSOLIDATION
         ----------------------
On November 21, 2002, the Company organized Smog Centers of California, LLC ("Smog Centers"), an Oregon limited liability company, to own and operate test-only vehicle emissions inspection facilities in California. The Company is the sole member of Smog Centers, and owns title to all assets and liabilities of the consolidated financial statements. Smog Centers currently operates two test-only vehicle emissions inspection facilities.

c.       CASH EQUIVALENTS
         ----------------
The Company considers credit card sales receipts to be cash equivalents.

d.       PROPERTY AND EQUIPMENT
         ----------------------
Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs, as well as renewals for minor amounts are charged to expenses. Renewals and betterments of substantial amounts are capitalized, and any replaced or disposed units are written off.

e.       GOODWILL & PRE-PAID ASSETS
         --------------------------
Goodwill represents the excess purchase price over the estimated fair value of the net assets acquired. Goodwill is represented net of accumulated amortization. Amortization is computed using the straight-line method over 3 years. Amortization expense was approximately $1,667 and $0 for the quarters ending March 31, 2004 and March 31, 2003 respectively. Prepaid assets are comprised of smog testing equipment warranty and smog certificates. Equipment warranty is represented net of accumulated expense and the expense is recognized using the straight-line method over the remaining warranty term. Equipment warranty expense was approximately $851 and $0 for the quarters ending March 31, 2004 and March 31, 2003, respectively. Smog certificates are reflected at cost of the number of certificates on hand as of March 31, 2004.

f.       ADVERTISING
         -----------
The Company expenses the cost of advertising as it is incurred. Advertising expense was approximately $25,361 and $0 for the quarters ending March 31, 2004 and March 31, 2003, respectively.

g.       ESTIMATES
         ---------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

h.       REVENUE RECOGNITION AND DEFERRED REVENUE
         ----------------------------------------
Smog Centers generates revenue through vehicle test-only emissions facilities in the State of California under the Smog Check II program. Revenue is recognized when a sale is made.

i.       EARNINGS PER SHARE
         ------------------
In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective June 2, 2000 (inception).

j.       INCOME TAXES
         ------------
The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

k.       REPORTING CONSOLIDATED COMPREHENSIVE INCOME (LOSS)
         --------------------------------------------------
The Company reports and displays consolidated comprehensive income (loss) and its components as separate amounts in the consolidated financial statements with the same prominence as other financial statements. Consolidated comprehensive income (loss) includes all changes in equity during the quarter and year that result from recognized transactions and other economic events other than transactions with owners. There were no components of consolidated comprehensive income to report for the quarter ending March 31, 2004 or for the fiscal year ending December 31, 2003.

l.       SEGMENT REPORTING
         -----------------
The Company reports information about operating segments and related disclosures using Statement of Financial Accounting Standards No. 131, "Disclosures About
Segments of An Enterprise and Related Information". The Company views its operations and manages its business in principally one segment, test-only vehicles emissions inspection facilities in the State of California.

m.       PRINCIPLES OF CONSOLIDATION
         ---------------------------
The consolidated financial statements include the accounts of California Clean Air, Inc., (the parent company) and Smog Centers of California (the subsidiary). The subsidiary is a wholly owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

NEW ACCOUNTING PRONOUNCEMENTS:

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statement Nos. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other things, SFAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be classified as extraordinary items. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption permitted. The adoption of SFAS 145 did not have a material effect on the Company's consolidated financial statements for the fiscal year ending December 31, 2003 but did result in the recognition of ordinary income for the quarter ending March 31, 2004 of $6,153 from a write-off of company accounts payable.

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS
148). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of SFAS 148 did not have an effect on the Company's consolidated financial statements for the quarter ending March 31, 2004 or the fiscal year ending December 31, 2003.

NOTE 3. PROPERTY & EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation. Additions, renovations, and improvements are capitalized. Maintenance and repairs which do not extend asset lives are expensed as incurred. Depreciation is provided on a straight-line basis over 5 years. Depreciation expense for the quarters ending March 31, 2004 and March 31, 2003 was $430 and $0, respectively.


NOTE 4.  CAPITALIZED LEASE OBLIGATION

Smog Centers entered into a non-cancelable lease for the purchase of vehicle emission inspection equipment at its Escondido, California facility in October, 2003. Under the terms of the lease, Smog Centers is obligated to pay $899 per month through October, 2008. The lease obligation has been capitalized because Smog Centers has the option of purchasing the smog testing equipment at the expiration of the lease term for $1. Lease payments for the quarters ending March 31, 2004 and March 31, 2003 were $2,697 and $0, respectively. Interest expense on the lease obligation for the quarters ending March 31, 2004 and March 31, 2003 was $1,406 and $0, respectively.

Aggregate minimum future lease payments under the capitalized lease as of March 31, 2004 are:

                 2004 (April through December)                        8,091
                 2005                                                10,788
                 2006                                                10,788
                 2007                                                10,788
                 2008  (January through October)                      8,990
                                                          ------------------

           Total minimum lease payments                              49,445
           Less amount representing interest                         13,655
                                                          ------------------

           Present value of minimum lease payments                 $ 35,790
                                                          ==================

NOTE 5. OPERATING LEASE COMMITMENTS

Smog Centers entered into a non-cancelable assignment of lease for the smog station premises in Lemon Grove, California which requires monthly lease payments of $1,500 through July 1, 2006. Smog Centers entered into a non-cancelable lease for the smog station premises in Escondido, California, which requires monthly payments of $1,500 through November 15 2006; $1,700 from November 15, 2006 through November 14, 2007; and $1,800 from November 15, 2007 through November 14, 2008. The Company has an option to extend the lease terms for both locations for an additional five (5) years.

Aggregate minimum future lease payments for the smog stations as of March 31, 2004, are:

                 2004 (April through December)                    $ 27,000
                 2005                                               36,200
                 2006                                               27,500
                 2007                                               20,600
                 2008                                               19,800
                                                          -----------------

           Total minimum lease payments                          $ 131,100
                                                          =================

Lease expense for the smog stations for the quarters ending March 31, 2004 and March 31, 2003 were $9,000 and $0, respectively.

NOTE 6.  TRANSACTIONS WITH RELATED PARTIES

Daniel M. Smith, husband of one of our controlling shareholders, and our President, Stephen D. Wilson, have advanced $265,134 on behalf of the company from inception through December 31, 2003. For the quarter ending March 31, 2004, Mssrs. Smith and Wilson advanced $72,098, for a total amount advanced of $337,232 through March 31, 2004. These advances were used for administrative expenses such as legal and accounting fees, smog station operating expenses, and to acquire the smog station assets at the Company's Lemon Grove facility. The advances are reflected as "Payable to Related Parties" in the Company's financial statements and are non-interest bearing and due on demand. Mssrs. Smith and Wilson have agreed not to demand repayment until sufficient funds are available from proceeds of the Company's offering of its common stock pursuant to an effective SB-2 Registration Statement or from revenue derived from operations.

NOTE 7. BASIC & DILUTED INCOME (LOSS) PER COMMON SHARE

Basic earnings (loss) per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per common share has been calculated based on the weighted average number of shares of common and preferred stock outstanding during the period. The variance between basic and diluted weighted average is the addition of preferred stock in the calculation of diluted weighted average per share.

                                              MARCH 31,          DECEMBER 31,
                                                2004                 2003
                                             (Unaudited)          (Audited)
                                        -------------------- -------------------
NET INCOME (LOSS)                       $           (79,753) $        (218, 114)
BASIC EARNINGS (LOSS) PER SHARE         $             (0.08) $            (0.08)

                                        ==================== ===================
WEIGHED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                                1,000,000           2,621,918
                                        ==================== ===================

DILUTED EARNINGS (LOSS) PER SHARE       $             (0.02) $            (0.03)

                                        ==================== ===================
WEIGHED AVERAGE NUMBER OF DILUTED
COMMON SHARES OUTSTANDING                         5,000,000           7,378,082
                                        ==================== ===================

As of March 31, 2004 no preferred dividends have been issued that would reduce earnings available to common shareholders.

NOTE 8.  INCOME TAXES

Deferred income taxes consist of the following:

                                                  MARCH 31,     DECEMBER 31,
                                                    2004           2003
                                                 (Unaudited)     (Audited)
                                                -------------  -------------
    Deferred tax asset:
    Net operating loss carryover                $    352,398   $    272,645
                                                -------------  -------------
                                                     352,398        272,645
    Valuation allowance                             (352,398)      (272,645)
                                                --------------  -------------
    Net deferred income taxes                              0              0
                                                ==============  =============

NOTE 9.  ASSET PURCHASE

On August 21, 2003, Smog Centers paid $60,000 to acquire assets for use in its smog test-only station known as "Broadways Smog Check" in Lemon Grove, California. The asset acquisition was accounted for as a purchase and the purchase price was allocated to the acquired assets as follows:

    Fair value of smog-testing & station equipment              $  40,000
    Goodwill                                                       20,000
                                                          ----------------
    Cash paid                                                   $  60,000
                                                          ================

The results of operations of our Lemon Grove station are reflected in the Company's consolidated financial statements for the quarter ending March 31, 2004, and for the fiscal year ending December 31, 2003.

NOTE 10.  OPERATING SEGMENTS

                             FOR THE QUARTER                FOR THE YEAR
                           ENDED MARCH 31, 2004        ENDED DECEMBER 31, 2003
                               (Unaudited)                   (Audited)
                        --------------------------   ---------------------------
                         CALIFORNIA  SMOG CENTERS     CALIFORNIA   SMOG CENTERS
                         CLEAN AIR   OF CALIFORNIA    CLEAN AIR    OF CALIFORNIA
                        ------------ -------------   ------------ --------------
Total Revenue            $        0   $    48,963     $        0   $     27,503
Costs of Revenues                 0       (24,834)             0        (20,863)
                        --------------------------   ---------------------------
Gross Profit                      0        24,129              0          6,640

Total Operating Costs       (61,034)      (47,515)       (60,885)      (163,069)
                        --------------------------   ---------------------------
Operating Income (Loss)     (61,034)      (23,386)       (60,885)      (156,429)

Total Other Income (Loss)     4,667             0              0              0
                        --------------------------   ---------------------------
Income (Loss) Before
Income Tax And
Extraordinary items       $ (56,367)      (23,386)       (60,885)      (156,429)
                        ==========================   ===========================


NOTE 11.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company's financial statements contains the following classes of capital stock as of March 31, 2004:

(A) Preferred stock, $0.001 par value; 20,000,000 shares authorized; 4,000,000 shares issued and outstanding;

(B) Common stock, $ 0.001 par value; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding.

The Company is authorized to issue up to 100,000,000 shares of common stock. The holders of common stock are entitled to one vote per share of common stock on all matters to be voted on by the stockholders. There are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared by the board of directors out of funds legally available for dividends. In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in the net assets remaining after payment in full of all of liabilities, subject to the prior rights of preferred stock, if any, then outstanding. There are no redemption or sinking fund provisions applicable to the common stock. As of March 31, 2004, there were 1,000,0000 shares of common stock issued and outstanding.

The Company is authorized to issue up to 20,000,000 shares of designated preferred stock. The board of directors has the authority, without vote or action by the stockholders, to designate and issue preferred stock in one or more series and to designate the number of shares, and the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any additional shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, the effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing liquidation rights of the common stock and delaying or preventing a change in control of the Company.

As of March 31, 2004, there were 4,000,000 shares of Series A Convertible Preferred Stock issued and outstanding. The holders of the Series A Convertible Preferred Stock have the following rights and preferences: the Series A Preferred Stock is convertible into common stock on a one-for-basis, subject to adjustment for stock splits and similar extraordinary stock events; each share of Series A Preferred Stock has ten (10) votes for each share of common stock into which the preferred stock can be converted; the Series A Preferred Stock votes with the common stock as a single class; and the Series A Preferred Stock is entitled to receive dividends (1) upon the commencement of operations of no less than ten (10) vehicle emissions test centers by Smog Centers; (2) 800,000 shares of the Series A Preferred Stock will be each entitled to receive dividends as and when declared and paid on the common stock; (3) an additional 800,000 shares of Series A Stock will be each entitled to receive dividends as and when declared and paid on the common stock for each additional ten (10) vehicle emissions test centers for which operations have commenced, up to a total of fifty (50) such vehicle test centers; and (4) the liquidation rights will be subordinated to the outstanding common stock. The board of directors has no present plans to issue any additional preferred stock in addition to the Series A Stock.


NOTE 12.  ISSUANCE OF SHARES FOR SERVICES - STOCK OPTIONS

The Company has a non-qualified stock option plan, which provides for the granting of options to key employees, consultants, and non-employee directors of the Company. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily determinable. The Company has elected to account for the stock option plan in accordance with paragraph 30 of SFAS 123 where the compensation to employees should be recognized over the period(s) in which the related employee services are rendered. In accordance with paragraph 19 of SFAS 123 the fair value of a stock option granted is estimated using an option-pricing model. As of March 31, 2004 there were no stock options issued or outstanding.

Until 90 days after the  effective  date
of this  Prospectus,  all  dealers  that
effect transactions in these securities,
whether  or not  participating  in  this
offering,  may be  required to deliver a
Prospectus.  This is in  addition to the
dealers'   obligation   to   deliver   a
Prospectus  when acting as  underwriters
and  with   respect   to  their   unsold
allotment or subscriptions.

         ---------------------


            2,000,000 Shares


       CALIFORNIA CLEAN AIR, INC.


     -----------------------------


               PROSPECTUS

      -----------------------------



          ______________, 2004

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------------------------------------------------

         Article VII of the Articles of Incorporation of the Company provides as follows:

         The corporation shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any proceeding against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding.

         Article VII of the Amended and Restated Bylaws of the Company provides as follows:

7.1      INDEMNIFICATION.
         ----------------

         The corporation shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any proceeding (as hereinafter defined) against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding.

7.2      ADVANCEMENT OF EXPENSES.
         ------------------------

         Expenses incurred by a director or officer in defending a proceeding shall, in all cases, be paid by the corporation in advance of the final disposition of such proceeding at the written request of such person, if the person:

         7.2.1 Furnishes the corporation a written affirmation of the person's good faith belief that such person is entitled to be indemnified by the corporation under this article or under any other indemnification rights granted by the corporation to such person; and

         7.2.2 Furnishes the corporation a written undertaking to repay such advance to the extent it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation under this article or under any other indemnification rights granted by the corporation to such person. Such advances shall be made without regard to the person's ultimate entitlement to indemnification under this article or otherwise.

7.3      DEFINITION OF PROCEEDINGS.
         --------------------------

         The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which a person may be or may have been involved as a party or otherwise by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income

Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this article.

7.4      NON-EXCLUSIVITY AND CONTINUITY OF RIGHTS.
         -----------------------------------------

         The indemnification and entitlement to advancement of expenses provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the articles of incorporation or any statute, agreement, general or specific action of the board of directors, vote of stockholders or otherwise, shall continue as to a person who has ceased to be a director or officer, shall inure to the benefit of the heirs, executors, and administrators of such a person and shall extend to all claims for indemnification of advancement of expenses after the adoption of this article.

7.5      AMENDMENTS.
         -----------

         Any repeal of this article shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding.

7.6      DIRECTOR LIABILITY.
         -------------------

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this section 7.6 shall not eliminate the liability of a director for any act or omission for which sum elimination of liability is not permitted under the Nevada Business Corporation Act. No amendment to the Nevada Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

         NRS 78.037 of the Nevada Business Corporation Act, as amended, applies to the Company and the relevant portions of the statute provides as follows:

         NRS 78.037 ARTICLES OF INCORPORATION: OPTIONAL PROVISIONS. The Articles of Incorporation may also contain:
         1. A provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit liability of a director or officer for:
         (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
         (b) The payment of distributions in violation of NRS 78.300.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
-----------------------------------------------------

         The following table sets forth the estimated costs and expenses of the Company in connection with the offering.

         SEC Registration Fee                                 $      253.00
         Legal Fees and Expenses*                                 35,000.00
         Accounting Fees and Expenses*                             5,000.00
         Printing and Engraving Expenses*                          1,000.00
         Blue Sky Fees and Expenses*                               7,000.00
                                                                   --------
         Miscellaneous*                                            2,500.00

         TOTAL                                                $   50,753.00


---------------------------------
*Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.
--------------------------------------------------

         On March 19, 2001, Dotcom Internet Ventures Ltd., who at the time was the sole shareholder of the Company when it was known as Breakthrough Technology Partners I, Inc., sold 5,000,000 shares of common stock to Daniel M. Smith and Joy E. Livingston.

         On May 29, 2003, the Company issued 2 million shares of its Series A Convertible Preferred Stock to Joy E. Livingston and 2 million shares of its Series A Convertible Preferred Stock to Jennifer Louise Smith in consideration of the return to the Company and cancellation of 4 million shares of common stock of the Company by Mrs. Livingston and Mrs. Smith.

         These transactions are considered exempt by the Company from the registration requirements of the Securities Act of 1933 in reliance upon the exemption at Section 4(2) and 4(6) of said Act. Each transaction was privately negotiated without the use of advertising or general solicitation and each purchaser of the securities in question was either sophisticated or an "accredited investor", as that term is defined in Regulation D Rule 501 under the Securities Act of 1933.

ITEM 27.  EXHIBITS.
-------------------

Exhibit Number   Description
--------------   -----------
       2         Agreement and Plan of Merger

       3.1       Articles of Incorporation of Breakthrough Technology          *
                 Partners I , Inc.

       3.2       Articles of Incorporation of California Clean Air, Inc.

       3.3       Certificate of Amendment

       3.4       Bylaws of California Clean Air, Inc.

       3.5       Articles of Organization of Smog Centers of California, LLC   *

       3.6       Operating Agreement of Smog Centers of California, LLC        *

       4.1       Specimen Common Stock Certificate                             *

       4.2       Specimen Series A Convertible Preferred Stock Certificate     *

       5         Opinion and Consent of Robert C. Laskowski,
                 Attorney at Law

       10 Asset Acquisition Agreement dated August 21, 2003 between Smog Centers of California, LLC and Quang Vuong

       10.1      Assignment and Assumption Agreement dated August 21, 2003

       10.2      Lease Agreement dated November 15, 2003 between
                 APPRO LLC and Smog Centers of California, LLC

       10.3 Loan repayment agreement between Daniel M. Smith and California Clean Air, Inc. effective as of March 31, 2004.

       10.4 Loan repayment agreement between Stephen D. Wilson and California Clean Air, Inc. effective as of March 31, 2004.

       15        Letter on unaudited interim financial information

       21        List of Subsidiaries

       23.1      Consent of Armando C. Ibarra, CPA

       23.2      Consent of Robert C. Laskowski, Attorney at Law
                 ( included in Exhibit 5)

       99,1      Subscription Agreement

       * Incorporated by reference to previous reports on 10Q-SB;10-KSB and the registration statement on Form 10-SB.

ITEM 28.  UNDERTAKINGS.
----------------------

         1.       The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

                           (i)     To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)   To include any additional or changed material
information with respect to the plan of distribution.

                           (iv)    To reflect in the Prospectus any facts or
events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase in the volume of securities offered ( if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of each issue.


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this amended registration statement to be signed on its behalf by the undersigned, in the City of Del Mar and State of California on June ____, 2004.

                                            CALIFORNIA CLEAN AIR, INC.
                                            a Nevada corporation

                                            By:/s/ STEPHEN D. WILSON
                                                   Stephen D. Wilson, President


         In accordance with the requirements of the Securities Act of 1933, this amended registration statement was signed below by the following persons in the capacities and on the dates stated.

Signature                     Title                                       Date


/s/ STEPHEN D. WILSON         President; Chief Executive          June 29, 2004
    Stephen D. Wilson         Officer; Secretary;
                              Principal Financial Officer;
                              Principal Accounting Officer; Director

/s/ WILLIAM LEONARD           Director                            June 29, 2004
    William Leonard

/s/ DEWITT H. MONTGOMERY II   Director                            June 29, 2004
    Dewitt H. Montgomery II

/s/ MICHAEL G. CONNOR         Director                            June 29, 2004
    Michael G. Connor